 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intelligent Systems Corporation

Norcross, GA

We hereby consent to the incorporation by reference in the registration statements Form S-8 No. 333-58134, No. 333-32157 and No. 333-211304 of our report dated March 16, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Intelligent Systems Corporation and Subsidiaries (the “Company”) appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2019.

/s/ Nichols, Cauley & Associates, LLC Nichols, Cauley & Associates, LLC Atlanta, Georgia March 16, 2020